Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of  Fairfax Financial Holdings Limited of our Report of Independent Registered Public Accounting Firm dated March 7, 2025 relating to the financial statements and effectiveness of internal control over financial reporting of Fairfax Financial Holdings Limited, which appears in Exhibit 99.2 to Fairfax Financial Holdings Limited’s annual report on Form 40-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

We also consent to the reference to us under the heading “Interests of Experts” which appears in the Annual Information Form filed as Exhibit 99.1 to Fairfax Financial Holdings Limited’s annual report on Form 40-F for the year ended December 31, 2024 incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

March 14, 2025

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2500, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215, ca_toronto_18_york_fax@pwc.com, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.